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[DORAL FINANCIAL COPORATION LOGO]





February 3, 2004                                         FOR IMMEDIATE RELEASE

Contacts:

Mario S. Levis
Senior Executive Vice
President and Treasurer
Tel: (787) 474-6709


         SEC DECLARES EFFECTIVE DORAL FINANCIAL CORPORATION REGISTRATION
        STATEMENT RELATING TO ITS 4.75% PERPETUAL CUMULATIVE CONVERTIBLE
             PREFERRED STOCK FOR RESALE BY SELLING SECURITYHOLDERS

                  San Juan, Puerto Rico, February 3, 2004 - Doral Financial Corporation (NYSE:DRL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, announced today that the Company's Registration Statement on Form S-3 relating to the resale of its 4.75% Perpetual Cumulative Convertible Preferred Stock, and the underlying common stock issuable upon conversion, by the selling securityholders named therein had been declared effective by the Securities & Exchange Commission.

                  This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security.